EXHIBIT 10(ay)

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is entered into as of the 17th day of September, 2010, by and between Roger G. Little, Trustee of SPI-Trust, under a declaration of trust, dated May 3, 1976, and recorded with Middlesex South District Registry of Deeds, Book 12970, Page 625, having a mailing address at One Patriots Park, Bedford, Massachusetts 01730 (the “Landlord”) and Spire Corporation, a Massachusetts corporation, with an address at One Patriots Park, Bedford, Massachusetts 01730 (the “Tenant”).

WHEREAS, by that certain Lease dated as of November 30, 2007 (the “Lease”), Landlord leases to Tenant a building consisting of approximately 144,230 square feet of space and commonly known as One Patriots Park, Bedford, Massachusetts; and

WHEREAS, the current Term of the Lease is scheduled to expire on November 30, 2012 (the “Original Term Expiration Date”), and Landlord and Tenant desire to extend the Term for an additional period of five (5) years to expire on November 30, 2017 (the “New Term Expiration Date”) and make certain other amendments and modifications to the terms and provisions of the Lease as hereinafter set forth.  The Lease, as modified by this First Amendment, is hereinafter referred to as the “Lease.”

AGREEMENT

NOW, THEREFORE, for valuable considerable, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

1.	All terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.
The Term of the Lease is hereby extended beyond the Original Expiration Date for an additional period of five (5) years to expire on the New Expiration Date (the “Extended Term”).  Therefore, notwithstanding anything to the contrary contained in the Lease, the “Term” of the Lease shall include the Extended Term and shall terminate on the New Expiration Date.

3.	Section 3(a) the Lease is hereby amended by adding the following to the rent table set forth therein:

Lease Year	Annual Base Rental Rate (per square foot)	Annual Base Rental	Monthly Base Rental
6	$16.00	$2,307,680.00	$192,306.66
7	$16.50	$2,379,795.00	$198,316.25
8	$17.00	$2,451,910.00	$204,325.83
9	$17.50	$2,524,025.50	$210,335.41
10	$18.00	$2,596,140.00	$216,345.00

4.	Section 20(c) is hereby amended by deleting the following phrase in its entirety:

“$108,172.50 (144,230 square feet x $0.75 per square foot)”

and replacing such phrase with the following:

“$72,115.00 (144,230 square feet x $0.50 per square foot)”

5.
Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees to reimburse Tenant up to $50,000.00 (the “Tenant Allowance”) for all costs incurred by Tenant during the Term (a) in connection with any alterations or improvements made to the Premises by Tenant pursuant to Section 9 of the Lease, or (b) in connection with any maintenance, repairs or replacement of Tenant pursuant to Section 5(h) or 5(i) of the Lease.  The Landlord shall pay Tenant that portion of the Tenant Allowance requested by Tenant in a written draw request within thirty (30) days after Landlord has received such written draw request, along with reasonable evidence that Tenant has incurred such costs for which payment is requested.

6.
This First Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart.

7.	Except as amended by this First Amendment, all other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

8.	This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed under seal as of the date first written above.

SPI-TRUST	SPIRE CORPORATION

By /s/ Roger G. Little	By /s/ Rodger W. LaFavre
Roger Little, Trustee	Name: Rodger W. LaFavre
Title: Chief Operating Officer